SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

                Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934(Amendment No. )


Check the appropriate box:

|_| Preliminary Information Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
|X| Definitive Information Statement

                               T/F Purfiner, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

|_| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14c-5(g).

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

   -----------------------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

   -----------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   -----------------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

   -----------------------------------------------------------------------------

5) Total fee paid:

   -----------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

    ============================================================================

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

-----------
*Set forth the amount on which the filing fee is calculated and state how it was determined.



                               T/F PURIFINER INC.
        (Name to be changed to Puradyn Filter Technologies Incorporated)

                         3020 High Ridge Road, Suite 100
                          Boynton Beach, Florida 33426




                              INFORMATION STATEMENT

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

         This Information Statement is being furnished to the stockholders of T/F Purifiner, Inc. (the "Company"), a Delaware corporation, in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on December 4, 1997, approved and recommended that the Certificate of Incorporation be amended in order to change the name of the Company from T/F Purifiner, Inc. to Puradyn Filter Technologies Incorporated. The proposed Amendment to the Certificate of Incorporation will become effective upon (i) the written consent of the holders of not less than a majority of the Company's outstanding Common Stock approving the Amendment and
(ii) the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the written consents will occur on or about January 30, 1998 (the "Effective Date"). If the proposed Amendment were not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company, as hereafter

97/5038.100/97061.1
                                        1
described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Common Stock of the Company, which is the only class of capital stock currently outstanding. As discussed hereafter, the Board of Directors has recommended the Amendment in order to change the name of the Company in order to clarify its scope of operations.

         The written consent of such stockholders to the Amendment will become effective upon the filing of their written consents with the Secretary of the Company. The Company anticipates that the filing of such written consents will occur on or about January 15, 1998, following which the Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware in order to effect the change of name to Puradyn Filter Technologies Incorporated. A copy of the proposed Amendment to the Company's Certificate of Incorporation is set forth as Exhibit A to this Information Statement. The date on which this Information Statement was first sent to the stockholders is on or about January 9, 1998. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is December 22, 1997 (the "Record Date").

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Quarterly Report on Form 10-QSB or Annual Report on Form 10- KSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                                EXECUTIVE OFFICES

         The Company's principal executive offices are located at 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426. Its telephone number is
(561) 547-9499.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 5,205,879 shares of Common Stock outstanding, representing all of the voting capital stock of the Company outstanding and entitled to vote on matters submitted to the stockholders of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of December 22, 1997, with respect to (i) each person known to the Company to be the beneficial owner of more

97/5038.100/97061.1
                                        2
than 5% of the Company's Common Stock; (ii) each director of the Company; and
(iii) all directors and executive officers of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426. Information with respect to the percent of class is based on 5,205,879 issued and outstanding shares of Common Stock as of December 22, 1997.

                                            No. of Shares             Percent of
Name and Address or                         of Common Stock           Beneficial
Identity of Group                           Beneficially Owned        Ownership
-----------------                           ------------------        ---------

Richard C. Ford (1)                            1,308,521                23.8%
Keith T.J. Hart(2)                                25,000                   *
Bradley A. Hittle(3)                                   -                  -
Robert Soros(4)                                        -                  -
Armen Partners, L.P.(5)                          850,000                15.0%
Richard J. Ford (6)                              351,413                 6.7%
Traci M. Ford (7)                                285,750                 5.5%
Jennifer D. Ford/Roe(8)                          269,250                 5.2%
Greystone Partners, L.P. (10)                    282,500                 5.3%
Quantum Industrial Partners LLC(9)             1,570,000                27.5%
All executive officers and  directors
as a group (4 persons)                         1,333,521                24.2%

-------------------------

*        Less than 1%

(1) Mr. Ford serves as a Director. Includes 36,875 shares owned by Catherine Ford, Mr. Ford's wife, of which Mr. Ford disclaims beneficial ownership. Also includes options to purchase (i) 37,500 shares of Common Stock at $2.20 per share through August 2, 2001; 50,000 shares of Common Stock at $2.00 per share through August 2, 2006; and 25,000 shares of Common Stock at $6.00 per share through December 3, 2006,
         (iii) options issued to Mrs. Catherine Ford to purchase 46,875 shares of Common Stock at $8.75 through January 16, 2007, 18,750 shares of Common Stock at $6.00 per share through December 3, 2006, and 4,688 shares at $2.20 through August 2, 2001 for which Mr. Ford disclaims beneficial ownership. Also includes 7,000 shares held in custody by Mr. Ford for his grandchild and 14,000 shares held in custody by Mrs. Ford for her children for which Mr.
         Ford disclaims beneficial ownership.

(2) Mr. Hart serves as a Director. Includes options to purchase 25,000 shares of Common Stock at $8.50 per share through April 1, 2007.


97/5038.100/97061.1
                                        3

(3) Mr. Hittle serves as a Director. Does not include options to purchase 15,000 shares of Common Stock through December 1, 2007, which vest as to 7,500 shares on December 1, 1998 and as to the remaining 7,500 shares on December 1, 1999.

(4)      Mr. Soros serves as a Director of the Company.

(5) Address is 630 Fifth Avenue, Suite 918 New York, N.Y. 10111. Includes 325,000 and 50,000 shares of Common Stock owned by Armen Partners, L.P., and its affiliate, Armen Partners Offshore Fund Ltd. of which Garo Armen is the general partner. Includes warrants to purchase 162,500, 25,000 and 12,500 shares of Common Stock at $2.00 per share through December 31, 1999 owned by Armen Partners, L.P., Armen Partners Offshore Fund Ltd., and Garo Armen, respectively. Includes options to purchase 250,000 shares of Common Stock at $2.00 per share through August 2, 1998 owned by Armen Capital Management Corp. Also includes 25,000 shares of Common Stock owned by Garo Armen.

(6) Address is 2100 Escorial Place, Suite 202, Palm Beach Gardens, Florida 33410. Includes options to purchase 14,063 shares of Common Stock at $2.20 per share through August 2, 2006, 3,375 shares of Common Stock at $6.00 per share through December 3, 2006 and 46,875 shares of Common Stock at $8.75 per share through January 16, 2007.

(7)      Address is 61 Lexington Avenue, New York, N.Y. 10010.

(8)      Address is 1627 Southeast Greenacre Circle, Port St. Lucie, Florida
         34952.

(9) Address is 1160 Third Avenue, New York, N.Y. 10021. Includes 150,000 shares of Common Stock and warrants to purchase 75,000 shares of Common Stock at $2.00 per share through December 31, 1999. Also includes 50,000 shares of Common Stock and options to purchase 7,500 shares of Common Stock at $9.00 per share through March 31, 2000 owned by Mr. Harvey Stober, the General Partner of Greystone Partners, L.P.

(10) Address is c/o Curacao Corporation Company, N.V., Kaya Flamboyan, Willemstad, Curacao, Netherlands, Antilles. Includes warrants to purchase 500,000 shares of Common Stock at $2.75 per share through December 31, 2000.



                   PROPOSAL TO CHANGE THE NAME OF THE COMPANY

         The Board of Directors proposes to amend the Company's Certificate of Incorporation to change its name from "T/F Purifiner, Inc." to "Puradyn Filter Technologies Incorporated". The Company believes that the new name will promote public recognition of the Company and underscore the scope of the Company's operations.

97/5038.100/97061.1
                                        4

No Dissenter's Rights.

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendment to the Company's Certificate of Incorporation to effect the proposed amendment.

         The complete text of the proposed Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/Keith T.J. Hart
                                              ------------------
                                              Keith T.J. Hart, President

97/5038.100/97061.1
                                        5

                                                                       Exhibit A

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                               T/F PURIFINER INC.

         T/F Purifiner, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST:   That the Board of Directors of the Corporation have adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of T/F Purifiner, Inc. be amended by changing Article I thereof, so that, as amended, said
         Article I shall be and read as follows:

                                   "ARTICLE I
                                      NAME

         The name of the Corporation is "Puradyn Filter Technologies
         Incorporated"

         SECOND: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Keith T.J. Hart, its President, this ____ day of January, 1998.

                                                  T/F PURIFINER, INC.


                                                  By: ________________________
                                                      Keith T.J. Hart, President

97/5038.100/97061.1
                                        6